Press Release
FOR IMMEDIATE RELEASE
 Contact: Michael D. Devlin
                           Guy Hackney
 Telephone: (609) 465-5600

CAPE BANCORP, INC.
ANNOUNCES CASH DIVIDEND

November 28, 2012, Cape Bancorp, Inc. (NASDAQ Global Select: CBNJ) today announced that its Board of Directors declared a cash dividend of $0.05 per common share.  The dividend will be paid on or about December 26, 2012, to stockholders of record as of the close of business on December 12, 2012.

“We have noted throughout this year that Cape Bank has been experiencing gains in core earnings and has been significantly reducing troubled credits.  We see cash dividends as the way of showing our appreciation to our patient shareholders,” said Michael D. Devlin, President and Chief Executive Officer of the Company and Cape Bank.

Forward-looking statements

This news release may contain certain forward-looking statements, such as statements of the Company’s or Cape Bank’s plans, objectives, expectations, estimates and intentions. Forward-looking statements may be identified by the use of words such as “expects,” “subject,” “believe,” “will,” “intends,” “will be” or “would.” These statements are subject to change based on various important factors (some of which are beyond the Company’s or Cape Bank’s control) and actual results may differ materially. Accordingly, readers should not place undue reliance on any forward-looking statements (which reflect management’s analysis of factors only as of the date of which they are given). These factors include general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, the ability of the Company or Cape Bank to effectively manage its growth, and results of regulatory examinations, among other factors. The foregoing list of important factors is not exclusive. Readers should carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission.